                                                                    EXHIBIT 99.1

                           SUPERIOR INDUSTRIES REPORTS
                              THIRD QUARTER RESULTS

                         Net Income Was $0.20 Per Share


         VAN NUYS, CALIFORNIA -- October 22, 2004 -- SUPERIOR INDUSTRIES INTERNATIONAL, INC. (NYSE:SUP) today announced operating results for the third quarter of 2004 and first nine months of 2004 in line with the company's revised estimates.

THIRD QUARTER RESULTS

         For the three months ended September 30, 2004, revenue increased 6.4% to $199,328,000 from $187,365,000 for the third quarter of 2003. Unit wheel shipments declined 4.7%. Net income was $5,475,000, or $0.20 per diluted share, compared to $10,726,000, or $0.40 per diluted share, for the same period last year.

         Third quarter results included an operating loss from Superior's aluminum suspension components business of $2,548,000 compared to $2,153,000 for the same period last year.

         The company's share of profits from its joint venture aluminum wheel manufacturing operation in Hungary was $1.7 million for this year's third quarter compared to $1.9 million a year ago.

         At September 30, 2004, working capital was $299,100,000, including cash and cash equivalents of $140,600,000.

NINE MONTH RESULTS

         For the nine months ended September 30, 2004, revenue increased 9.4% to $667,254,000 from $609,644,000 for the first nine months of 2003. Unit wheel shipments increased 3.2%. Net income was $32,726,000, or $1.22 per diluted share. This compares to net income of $50,669,000, or $1.88 per diluted share, for the first nine months of 2003.

OPERATIONS REVIEW

         "As we previously announced, Superior's third quarter results reflected production cuts announced by certain OEM customers following weak summer sales of cars and light trucks, as well as operating difficulties that delayed the ramp-up of production in certain of our factories following this year's extended seasonal shutdowns. However, global competitive pricing pressure is the most significant factor that has constricted Superior's earnings to levels below our historical norms," said President and Chief Operating Officer Steven Borick.

         "In the short run, we are focused on managing our pricing mix. We have adjusted prices on some of our products, particularly our high volume core programs, to protect market share. In other cases, we have turned down business that does not offer a fair economic return. We are also investing in automation, training, and new manufacturing facilities that will reduce our wheel making costs in the longer term. We have recently broken ground on a third plant in Mexico.

         "One thing remains constant and certain; Superior will continue to ship the highest quality, safest aluminum wheels and components at the most competitive prices. With our strong balance sheet and stellar reputation, we have the resources, the know-how and the commitment to adjust to this new pricing environment and emerge stronger and more profitable in the future," Borick said.

CONFERENCE CALL

         Superior will host a conference call beginning at 10:00 AM PT (1:00 PM
ET) today that will be broadcast on the company's website, . Investors, analysts, stockholders, news media and the general public are invited to listen to the webcast. The webcast replay will be available at this same internet address shortly after the conclusion of the conference call.

         In addition to reviewing the company's third quarter and first nine month results, during the conference call the company also plans to discuss the outlook for the fourth quarter of 2004, as well as other financial and operating matters. Additionally, the answers to questions posed to management during the call might disclose additional material information.

ABOUT SUPERIOR INDUSTRIES

         Superior supplies aluminum wheels and other aluminum automotive components to Ford, General Motors, DaimlerChrysler, Audi, BMW, Isuzu, Jaguar, Land Rover, Mazda, MG Rover, Mitsubishi, Nissan, Subaru, Toyota, and Volkswagen. For additional information, visit .

FORWARD-LOOKING STATEMENTS

         This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

                                (table attached)

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     Three Months Ended                       Nine Months Ended
                                                        September 30                              September 30
----------------------------------------------------------------------------------------------------------------------
                                                     2004                2003              2004                2003
----------------------------------------------------------------------------------------------------------------------
NET SALES                                     $    199,328        $    187,365       $    667,254        $    609,644
Costs and Expenses
   Cost of Sales                                   187,799             167,974            607,843             523,978
   Selling and Administrative Expenses               5,290               5,716             17,170              17,167
----------------------------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                               6,239              13,675             42,241              68,499
   Equity in Earnings of Joint Ventures              1,712               1,853              6,449               6,553
   Interest Income, net                                786                 533              1,924               2,174
   Miscellaneous Income (Expense), net                (379)                441               (651)                727
----------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                           8,358              16,502             49,963              77,953
   Income Tax Expense                                2,883               5,776             17,237              27,284
NET INCOME                                    $      5,475        $     10,726       $     32,726        $     50,669
----------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE:
   Basic                                      $       0.21        $       0.40       $       1.23        $       1.90
   Diluted                                    $       0.20        $       0.40       $       1.22        $       1.88
======================================================================================================================
WEIGHTED AVERAGE AND
  EQUIVALENT SHARES OUTSTANDING:
   Basic                                        26,630,000          26,683,000         26,666,000          26,649,000
   Diluted                                      26,753,000          27,067,000         26,857,000          27,007,000
======================================================================================================================



                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                September 30
                                           2004           2003
----------------------------------------------------------------
Current Assets                           $399,765       $375,573
Property, Plant and Equipment, net        274,602        261,952
Investments and Other Assets               62,103         44,690
-----------------------------------------------------------------
                                         $736,470       $682,215
=================================================================
Current Liabilities                      $100,638       $ 96,153
Long-Term Liabilities                      28,654         18,366
Shareholders' Equity                      607,178        567,696
----------------------------------------------------------------
                                         $736,470       $682,215
================================================================